Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Grocery Outlet Holding Corp. (the "Company") on Form 10-K for the period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert Joseph Sheedy, Jr., certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 1, 2023	By:	/s/ Robert Joseph Sheedy, Jr.
Robert Joseph Sheedy, Jr.
President and Chief Executive Officer
(Principal Executive Officer)